SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Greene County Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Greene County Bancorp, Inc.
302 Main Street
Catskill, New York 12414
(518) 943-2600

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 4, 2017

Notice is hereby given that the Annual Meeting of Stockholders of Greene County Bancorp, Inc. (the “Company”) will be held at Columbia – Greene Community College, 4400 Route 23, Hudson, New York, on Saturday, November 4, 2017 at 10:00 a.m., New York Time.  A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of two Directors to the Board of Directors;

2.	The ratification of the appointment of Bonadio & Co, LLP as independent registered public accounting firm for the Company for the fiscal year ending June 30, 2018;

3.	To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers; and

Such other matters as may properly come before the Annual Meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.  Stockholders of record at the close of business on September 8, 2017, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available at 302 Main Street, Catskill, New York, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

The Company’s proxy statement and Annual Report to Shareholders are available on www.tbogc.com.

By Order of the Board of Directors

Susan Timan
Corporate Secretary
September 28, 2017

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Greene County Bancorp, Inc.
302 Main Street
Catskill, New York 12414
(518) 943-2600

ANNUAL MEETING OF STOCKHOLDERS
November 4, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Greene County Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at Columbia – Greene Community College, 4400 Route 23, Hudson, New York, on Saturday, November 4, 2017, at 10:00 a.m., New York Time, and all adjournments of the Annual Meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about September 29, 2017.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon.  Where no instructions are indicated, validly executed proxies will be voted “FOR” proposals 1, 2, and 3 set forth in this Proxy Statement.  If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.  The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

Holders of record of the Company’s common stock, par value $0.10 per share, as of the close of business on September 8, 2017 (the “Record Date”) are entitled to one vote for each share then held.  As of the Record Date, the Company had 8,502,614 shares of common stock issued and outstanding, 4,609,264 of which were held by Greene County Bancorp, MHC (the “Mutual Holding Company”), and 3,893,350 of which were held by stockholders other than the Mutual Holding Company (“Minority Stockholders”).  The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.  In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. However, the presence at the Annual Meeting in person or by proxy of the Mutual Holding Company’s shares will assure a quorum is present at the Annual Meeting.

If you participate in The Bank of Greene County Employee Stock Ownership Plan (the “ESOP”) or if you hold Company common stock through The Bank of Greene County Employees’ Savings & Profit Sharing Plan (the “401(k) Plan”), you will receive a proxy form for each plan that reflects the number of shares you may direct each trustee to vote on your behalf under each plan.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Employer Stock Fund.  Shares for which no voting instructions are given or for which instructions were not timely received will be voted by the trustee in the manner directed by the plan administrative committee.  The plan administrative committee intends to direct the trustee to vote the unvoted shares in the same proportion as shares for which it has received timely voting instructions.  The deadline for returning your ESOP and 401(k) Plan voting instructions is Friday, October 27, 2017.

As to the election of Directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR the election of the two nominees proposed by the Board, to WITHHOLD AUTHORITY to vote for the nominees being proposed, or to vote FOR ALL EXCEPT one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.  Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Meeting.

As to the ratification of Bonadio & Co, LLP as the Company’s independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the ratification.  The ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked ABSTAIN.

As to the advisory, non-binding resolution with respect to our executive compensation as described in this Proxy Statement, a stockholder may:  (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution.  The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to broker non-votes and proxies marked “ABSTAIN,” is required for the approval of the non-binding resolution.  While this vote is required by law, it will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors.

Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above.  If the Mutual Holding Company votes all of its shares in favor of each proposal the approval of each proposal would be assured.

Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership.  The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, and all Directors and executive officers of the Company as a group.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding

Principal Stockholders:

Greene County Bancorp, MHC	4,609,264	54.2%
302 Main Street
Catskill, New York 12414

Greene County Bancorp, MHC(2)	5,249,672	61.8%
and all Directors and Executive Officers
as a group (9 persons)

(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares.  The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)
The Company’s executive officers and Directors are also executive officers and Directors of Greene County Bancorp, MHC.  Excluding shares held by Greene County Bancorp, MHC, the Company’s executive officers and Directors beneficially owned an aggregate of 640,408 shares, or 7.6% of the outstanding shares.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is comprised of eight members.  The Company’s Bylaws provide that approximately one-third of the Company’s Directors are to be elected annually.  Directors of the Company are generally elected to serve for three-year periods and until their respective successors have been elected and qualified. Two Directors will be elected at the Annual Meeting.  The Nominating Committee of the Board of Directors has nominated as Directors Martin C. Smith and Peter W. Hogan each to serve for a three-year period and until his successor has been elected and qualified. Each of the nominees is currently a member of the Board of Directors and has agreed to serve if elected.

The table below sets forth certain information as of September 8, 2017 regarding the nominees, the other current members of the Board of Directors, and the executive officers of the Company who are not Directors.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine.  At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected.  Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Name(1)	Age	Positions Held	Director Since(2)	Current Term to Expire	Shares of Common Stock Beneficially Owned on Record Date(3)(4)		Percent of Class

NOMINEES

Martin C. Smith	72	Chairman of the Board	1993	2020	134,354		1.6%
Peter W. Hogan, CPA	60	Director	2013	2020	25,000		0.3%

DIRECTORS CONTINUING IN OFFICE

Charles H. Schaefer	65	Director	2003	2018	83,452		1.0%
Jay P. Cahalan	58	Director	2015	2018	5,735		0.1%
Michelle M. Plummer, CPA	51	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Director	2015	2018	89,718		1.0%
Donald E. Gibson	52	President, Chief Executive Officer and Director	2007	2019	85,056		1.0%
David H. Jenkins, DVM	66	Director	1996	2019	102,740		1.2%
Paul Slutzky	69	Director	1992	2019	91,666		1.1%

EXECUTIVE OFFICERS

Stephen E. Nelson	50	Executive Vice President and Chief Lending Officer	N/A	N/A	22,687		0.3%

All Directors and executive officers as a group (9 persons)					640,408	(5)	7.6%

(1)
The mailing address for each person listed is P.O. Box 470, 302 Main Street, Catskill, New York 12414.  Each of the Directors listed is also a Director of Greene County Bancorp, MHC, which owns the majority of the Company’s issued and outstanding shares of common stock.

(2)	Where applicable, includes initial appointment to the Board of Trustees of the mutual predecessor to The Bank of Greene County.
(3)	See definition of “beneficial ownership” in the table “Security Ownership of Certain Beneficial Owners.”
(4)	Includes shares subject to options which are currently exercisable, as follows: Plummer 24,570.
(5)
Includes 59,450 shares of common stock allocated to the accounts of executive officers under the ESOP and excludes the remaining 246,578 shares of common stock, or 2.9% of the shares of common stock outstanding, owned by the ESOP for the benefit of employees of The Bank of Greene County.  Under the terms of the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees.  Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

The biographies of each of the nominees, continuing Board members and executive officers are set forth below.  With respect to Directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a Director.  Each Director is also a Director of Greene County Bancorp, MHC (the mutual holding company that owns 54.2% of the Company’s shares of common stock) and of The Bank of Greene County (the “Bank”).

Donald E. Gibson has served as President and Chief Executive Officer of the Company and the Bank since June 2007.  Prior to this appointment, Mr. Gibson served as Senior Vice President of the Company and the Bank since 2003 and has been employed by the Bank since 1987.  Mr. Gibson obtained a Master of Business Administration from the College of Saint Rose.  Mr. Gibson has over 30 years of experience in the banking industry. As Chief Executive Officer, Mr. Gibson’s experience in leading the Company and the Bank and his responsibilities for the strategic direction and management of the Company’s day-to-day operations, bring broad industry and specific institutional knowledge and experience to the Board of Directors.

David H. Jenkins, DVM is a veterinarian and the former owner of Catskill Animal Hospital, Catskill, New York. Dr. Jenkins’ over 30 years of experience as owner and manager of a locally operated business bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Paul Slutzky is a former co-owner of Hunter Mountain Ski Area and its affiliated companies.  Mr. Slutzky is currently Vice President of I. & O. A. Slutzky, Inc., a general construction company. Mr. Slutzky’s over 30 years of experience as co-owner and 40 years as a manager of various family owned businesses brings valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Martin C. Smith is a retired consultant to Main Bros. Oil Co., Inc., and is the former owner of R.E. Smith Fuel Company, which was purchased by Main Bros. Oil Co., Inc., located in Albany, New York.  He has served as Chairman of the Board since November 2005.  Mr. Smith’s 23 years of experience as owner of his own energy services company and more than 15 additional years as a consultant in the energy services industry brings valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Peter W. Hogan, CPA is a shareholder in the Hudson, New York-based accounting firm of Karp, Ackerman, Skabowski & Hogan, CPAs, P.C.  He has been with the firm for 25 years.  Mr. Hogan is a certified public accountant.  He became Chairman of the Board’s Audit Committee in December 2014.  He was formerly a member of The Bank of Greene County’s Advisory Board.  He has a Bachelor of Business Administration in Accounting from Siena College.  Mr. Hogan brings to the Board of Directors his valuable experience as a business consultant and his expertise in dealing with accounting principles and financial reporting rules and regulations in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Charles H. Schaefer is a partner of the law firm, Deily & Schaefer, Catskill, New York.  Mr. Schaefer is a member of the American Bar Association’s Committee on Banking Law as well as a member of the New York State Bankers Association’s Section on Business Law and its banking subcommittee.  Since 1977 he has advised the Bank on various legal matters, becoming General Counsel in 1988 to the Bank’s predecessor, Greene County Savings Bank.  As an experienced attorney, Mr. Schaefer brings to the Board a unique and valuable perspective on legal and legal-related issues that may arise in the operations and management of the Company and the Bank.

Jay P. Cahalan is President and Chief Executive Officer of Columbia Memorial Health and worked with the hospital for the past 20 years in several executive positions.  Prior to working with Columbia Memorial Health, he worked for Windham Community Memorial Hospital in Willimantic, and was also President and part-owner of Hudson Health & Fitness in Hudson.  Prior to his appointment to the Board of Directors in 2015, Mr. Cahalan served as a member of The Bank of Greene County’s Advisory Board of Directors since 2012.  Mr. Cahalan has a Master of Science in Law from Champlain College in Vermont, and a Master of Arts from University of Connecticut, and a Bachelor of Science from Southern Connecticut State University.  In 2016, Mr. Cahalan retired from the Greene County Rural Health Network after serving 17 years, most recently as President.   He continues to serve on the boards of the Iroquois Healthcare Alliance, United Iroquois Shared Services, and United Iroquois Select. Mr. Cahalan’s health care services experience provides valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Michelle M. Plummer, CPA is a certified public accountant and a chartered global management accountant and was appointed Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company and the Bank since 2007.  Prior to this appointment, Ms. Plummer served as Chief Financial Officer of the Company and the Bank since May 1999 and Chief Financial Officer and Treasurer since January 2002.  Prior to that time, Ms. Plummer held positions with KPMG LLP and with the Federal Reserve Bank of New York.  Ms. Plummer obtained a Master of Science from Pace University and a Bachelor of Science from Marist College.  Ms. Plummer is a member of the AICPA, NYSSCPA and Financial Managers Society.  Ms. Plummer’s bank and accounting industry experience and responsibilities for the day-to-day operations and financial accounting and regulatory reporting functions for the Company and the Bank brings valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Executive Officer of the Company who is not a Director

Stephen E. Nelson has served as Executive Vice President and Chief Lending Officer of the Company and the Bank since 2008.  Prior to this appointment, Mr. Nelson served as Senior Vice President of the Company and Bank since 2001 and has served in various capacities with the Bank since 1988.  Mr. Nelson obtained a Master of Business Administration from the College of Saint Rose.

Section 16(a) Beneficial Ownership Reporting Compliance

The common stock of the Company is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The officers and Directors of the Company and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock.  SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, Director or 10% beneficial owner of the Company’s common stock to file a Form 3, 4, or 5 on a timely basis.  Based on the Company’s review of such ownership reports, no officer or Director of the Company failed to timely file such ownership reports for the fiscal year ended June 30, 2017.

Board Independence

The Board of Directors has determined that, except for Mr. Gibson, Mr. Schaefer, Mr. Cahalan and Ms. Plummer each member of the Board is an “independent director” within the meaning of Rule 4200(a)(15) of the NASDAQ corporate governance listing standards.  Mr. Gibson is not considered independent because he is President and Chief Executive Officer of the Company and the Bank.  Mr. Schaefer is not considered independent because he is a partner in the law firm Deily & Schaefer, from which the Company uses various services in the normal course of business.  Mr. Cahalan is not considered independent since Mr. Gibson, in his role as Trustee to Columbia Memorial Health, was a member of that institution’s Compensation Committee until May of 2015.  As a result, Mr. Cahalan will not be considered independent until no earlier than May of 2018.   Ms. Plummer is not considered independent because she is Executive Vice President and Chief Operating Officer and Chief Financial Officer of the Company and the Bank.  Because four out of the eight of its directors are not independent, the Company relies on the controlled company exemption set forth in Rule 5615(c) of the NASDAQ corporate governance listing standards.  In determining the independence of the other Directors listed above there were no transactions reviewed by the Board of Directors which were required to be reported under “Transactions With Certain Related Persons,” below.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Martin C. Smith, who is an independent Director.  We believe that this structure promotes a greater role for the independent Directors in the oversight of the Company and the Bank and active participation of the independent Directors in setting agendas and establishing priorities and procedures for the work of the Board.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board of Directors.

The Board of Directors is actively involved in oversight of risks that could affect Greene County Bancorp, Inc.  This oversight is conducted primarily through Committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each Committee chair regarding the Committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Greene County Bancorp, Inc., including credit, financial, operational, liquidity, legal and regulatory risks.  Risks relating to the direct operations of The Bank of Greene County are further overseen by the Board of Directors of The Bank of Greene County, who are the same individuals who serve on the Board of Directors of Greene County Bancorp, Inc.  The Board of Directors of The Bank of Greene County also has additional Committees that conduct risk oversight separate from the Committees of Greene County Bancorp, Inc.  Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules.  These references are not intended to, and you should not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

Meetings and Committees of the Board of Directors; Annual Meeting Attendance

General.  The business of the Company is conducted at regular and special meetings of the full Board and its standing Committees. The standing Committees include the Executive, Nominating, Compensation and Audit Committees. During the fiscal year ended June 30, 2017, the Board of Directors held 12 regular meetings and no special meetings.  No member of the Board or any Committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a Director); and (ii) the total number of meetings held by all Committees of the Board on which he or she served (during the periods that he or she served). Executive sessions of the independent Directors are held on a regularly scheduled basis.  There were at least five such sessions during fiscal year 2017.

While the Company has no formal policy on Directors attendance at annual meetings of stockholders, all Directors are encouraged to attend.  All of the Company’s Directors attended the 2016 Annual Meeting of Shareholders.

Executive Committee.  The Executive Committee consists of the entire Board of Directors.  The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors.  The Executive Committee did not meet during the fiscal year ended June 30, 2017.

Compensation Committee.  The Compensation Committee consists of Directors Slutzky, Jenkins and Smith.  Each of the Committee members is considered “independent” as defined in the NASDAQ corporate governance listing standards.  The Board of Directors has adopted a written charter for the Committee which is available at the Company’s website www.tbogc.com.  The Committee reviews the Charter at least annually to ensure that the scope of the charter is consistent with the expected role.  The Committee met six times during the fiscal year ended June 30, 2017.  The role of the Compensation Committee is general responsibility for the oversight and administration for the Company’s compensation program.

The primary functions of the Compensation Committee include the following:

•
to recommend to the overall Board an executive compensation policy designed to support overall business strategies and objectives, balance risk and reward, be compatible with effective controls and risk management, support strong corporate governance, attract, retain and motivate key executives, align executive officer’s interest with those of the Company’s stockholders, and provide competitive compensation opportunities;

•	to review and approve periodically a general compensation policy and salary structure for management and all other employees of the Company;

•	to approve bonus, profit sharing, stock options, restricted stock awards and other incentive compensation;

•	to review annually the job performance of and approve the base salary and all salary changes for the President and Chief Executive Officer;

•	to review and recommend for approval to the Board new incentive plans, defined benefit and contribution plans or changes to the existing incentive plans;

•	to engage independent consultants or outside legal consultants as necessary; and

•	to provide for oversight and guidance as the Company undertakes appropriate planning for management succession.

Nominating Committee.  The Nominating Committee consists of Directors Slutzky, Jenkins and Smith. Each member of the Nominating Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Board of Directors has adopted a written charter for the Committee, which is available at the Company’s website at www.tbogc.com.  The Committee met one time during the fiscal year ended June 30, 2017.

The primary functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select Director Nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for Board independence;

•	to review the Committee structure and make recommendations to the Board regarding Committee membership;

•	to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

•	to develop and recommend to the Board for its approval a self-evaluation process for the Board and its Committees.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of Director Nominees.  The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its Committees, which includes being available for Board and Committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

Finally, the Nominating Committee will take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an Audit Committee financial expert.  When considering whether Directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively, the Nominating Committee and the Board of Directors focused primarily on the information included in each of the Directors’ individual biographies set forth above. The Nominating Committee and the Board of Directors do not have a diversity policy.  In identifying nominees for Directors, however, consideration is given to the diversity of professional experience, education and backgrounds among the Directors so that a variety of points of view are represented in Board discussions and deliberations concerning the Company’s business.

Procedures for the Recommendation of Director Nominees by Stockholders.  The Nominating Committee has adopted procedures for the submission of Director Nominees by stockholders.  If a determination is made that an additional candidate is needed for the Board, the Nominating Committee will consider candidates submitted by the Company’s stockholders. Stockholders can submit qualified names of candidates for Director by writing to our Corporate Secretary, at P.O. Box 470, 302 Main Street, Catskill, New York 12414.  The Corporate Secretary must receive a submission not less than ninety (90) days prior to anniversary of the date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•
the name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Rule 14A;

•	a statement detailing any relationship between the candidate and the Company;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating Committee for further review and consideration.  A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this Proxy Statement under the heading “Stockholder Proposals.” No submissions for Board nominees were received by the Company for the Annual Meeting.

Stockholder Communications with the Board.  A stockholder of the Company who wishes to communicate with the Board or with any individual Director may write to the Corporate Secretary of the Company, P.O. Box 470, 302 Main Street, Catskill, New York 12414, Attention: Board Administration.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors.

The Audit Committee. The Audit Committee consists of Directors Hogan, Jenkins, and Slutzky. Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors previously determined that Director Hogan qualified as an “Audit Committee Financial Expert” as that term is defined by the rules and regulations of the SEC. Director Hogan is the Chairman of the Audit Committee.

The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating an independent registered public accounting firm to audit the Company’s annual consolidated financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of the Company’s financial reporting processes, both internal and external;

•	approving the scope of the external audit in advance;

•	reviewing the consolidated financial statements and the audit report with management and the independent registered public accounting firm;

•	considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor’s independence;

•	reviewing earnings and financial releases and annual, quarterly and certain other reports and correspondence filed with the SEC;

•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

•	reviewing the adequacy of the Audit Committee charter.

The Audit Committee met seven times during the fiscal year ended June 30, 2017.  The Audit Committee reports to the Board on its activities and findings.  The Board of Directors has adopted a written charter for the Audit Committee, which is available at the Company’s website at www.tbogc.com.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Management has the primary responsibility for the Company’s internal controls and financial reporting processes.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards prescribed by the Public Company Accounting Oversight Board (PCAOB) generally accepted in the United States of America and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2017;

•
Discussed with the independent registered public accounting firm the matters required to be discussed in accordance with PCAOB Auditing Standard No. 16, Communication With Audit Committees, as amended; and

•
Received the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm their independence.  In addition, the Audit Committee approved the appointment of Bonadio & Co, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018, subject to the ratification of the appointment by the stockholders.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

This report has been provided by the Audit Committee:

Peter W. Hogan, CPA
Paul Slutzky
David H. Jenkins, DVM

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the Company’s officers, Directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website at www.tbogc.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

Executive Compensation

The Company’s philosophy is to align executive compensation with the interests of its stockholders and to determine appropriate compensation levels that will enable it to meet the following objectives:

•	To attract, retain and motivate an experienced, competent executive management team;

•	To reward the executive management team for the enhancement of shareholder value based on annual earnings performance and the market price of the Company’s stock;

•	To provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	To encourage ownership of the Company’s common stock through stock-based compensation to all levels of management; and

•	To maintain compensation levels that are competitive with other financial institutions and particularly those in the Company’s peer group based on asset size and market area.

The Company considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of the Company and a peer group analysis of compensation paid at institutions of comparable size and complexity.  The Company also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.  The Board of Directors and the Chief Executive Officer review the same information in connection with this recommendation.

The base salary levels for the Company’s executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in the Company’s market area.  Comparative salaries paid by other financial institutions are considered in establishing the salary for the given executive officer.

The Compensation Committee frequently engages independent compensation consultants to assist it in the compensation process for the Named Executive Officers.  The consultants are retained by and report to the Compensation Committee.  The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other similarly situated companies.  The consultants also provide survey data and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary, benefits, perquisites and incentives based on a number of factors.  During fiscal year 2017, the Compensation Committee of the Board of Directors engaged Arthur Warren Associates, a compensation consultant, to advise the Compensation Committee on executive officer and director compensation.  During fiscal 2017, Arthur Warren Associates also assisted the Compensation Committee in the review of base salary, short-term incentives, long term phantom and equity incentive plan design trends, particularly among the Bank’s peer group, as determined through industry surveys and published proxy statements.  The Compensation Committee also used the consultant’s assistance in setting parameters for incentive awards consistent with peer group awards in the Bank’s competitive market place.  The Compensation Committee also relied on other survey sources including FinPro Custom Peer Group Survey Data, Pearl Meyer & Partners 2016 New York Bankers Association Banking Compensation Survey, Pearl Meyer & Partners 2016 Northeast Bankers Survey, and Economic Research Institute (ERI) Survey.

The following table sets forth for the years ended June 30, 2017, 2016 and 2015 certain information as to the total remuneration paid by us to Mr. Gibson, who serves as President and Chief Executive Officer, and the two other most highly compensated executive officers of the Company and The Bank of Greene County other than Mr. Gibson (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Donald E. Gibson Chief Executive Officer & President	2017 2016 2015	393,000 377,600 349,300	148,400 140,000 127,700	198,200 167,100 150,500	193,200 147,000 109,400	932,800 831,700 736,900

Michelle M. Plummer, CPA Executive Vice President, Chief Operating Officer & Chief Financial Officer	2017 2016 2015	246,600 239,200 225,600	95,800 90,400 82,400	138,800 117,000 105,300	98,700 73,800 62,000	579,900 520,400 475,300

Stephen E. Nelson Executive Vice President & Chief Lending Officer	2017 2016 2015	218,500 211,900 199,500	84,800 80,000 72,100	118,900 100,300 90,300	92,700 70,900 57,900	514,900 463,100 419,800

(1)	Includes payout after three years of vesting under the Phantom Stock Option and Long Term Incentive Plan.
(2)
Includes employer matching contributions of $12,800; $11,200; and $9,900 allocated in fiscal 2017 to the accounts of Mr. Gibson, Ms. Plummer and Mr. Nelson, respectively, under The Bank of Greene County 401(k) Plan.  Also includes the fair market value at June 30, 2017 of the shares of common stock and cash allocated pursuant to the employee stock ownership plan in fiscal 2017, representing $15,800; $16,300; and $14,800 for each of Mr. Gibson, Ms. Plummer and Mr. Nelson, respectively.  During fiscal 2017, The Bank made contributions to a Supplemental Executive Retirement Plan (“SERP”) of $145,000; $67,500; and $57,500 for each Mr. Gibson, Ms. Plummer and Mr. Nelson, respectively.   The Bank also provides each qualifying employee, including Mr. Gibson, life insurance equal to one times the employee’s salary with a maximum benefit of $50,000.  The Bank also provides each qualifying employee with short-term and long-term disability coverage, medical and dental coverage for the employee and his or her spouse and dependents.  The Bank also provides each eligible employee medical coverage contributing toward the cost of the premium and health reimbursement accounts up to certain limits.  The Bank contributed $10,200 and $7,200 for each Mr. Gibson and Mr. Nelson, respectively for medical coverage. Ms. Plummer did not participate in the Bank’s medical insurance plan.

Salary for the Named Executive Officers is paid pursuant to Employment Agreements, which are discussed below under “—Employment Agreements.”

Employment Agreements.  Donald E. Gibson, Michelle M. Plummer and Stephen E. Nelson have each entered into an employment agreement with the Bank.  Mr. Gibson’s and Ms. Plummer’s employment agreements are substantially identical and were effective July 1, 2007.  Mr. Nelson’s agreement was effective July 1, 2008.  As of July 1, 2017, Mr. Gibson’s employment agreement provides for a base salary of $393,000, Ms. Plummer’s employment agreement provides for a base salary of $246,600 and Mr. Nelson’s employment agreement provides for a base salary of $218,500. Mr. Gibson and Ms. Plummer’s agreements have a term of 36 months from July 1, 2007 and Mr. Nelson’s agreement has a term of 24 months from July 1, 2008. Mr. Gibson’s and Ms. Plummer’s agreements renew each July 1st for an additional year such that the remaining term is 36 full calendar months.  Mr. Nelson’s agreement renews each July 1st for an additional year such that the remaining term shall be 24 full calendar months.  Each agreement renews for an additional year unless written notice is provided to the executive at least ten days and not more than 60 days prior to any such anniversary date that his or her employment shall cease at the end of 36 months (24 months for Mr. Nelson) following such anniversary date.  Prior to each notice period for non‑renewal, the disinterested members of the Board of Directors (and the entire Board of Directors for Mr. Nelson) of the Bank conduct a comprehensive performance evaluation and review of the executive for purposes of determining whether to extend the agreement.

Under each agreement, the executive’s base salary is reviewed annually, and the base salary may be increased but not decreased.  In addition to the base salary, the executive is provided all such other benefits as are provided uniformly to permanent full‑time employees of the Bank. In addition, the Bank provides the executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which the executive was participating or otherwise deriving a benefit from prior to the commencement of the agreement. The executive is entitled to participate in or receive benefits under any employee benefit plans, including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit‑sharing plans, health‑and‑accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees.

Each agreement provides for termination by the Bank for cause at any time. If the agreement is terminated for cause, the executive will not receive any compensation or other benefits from the Bank or the Company.

Under Mr. Gibson’s and Ms. Plummer’s agreements, if the executive’s employment is terminated for any reason other than for cause, death, disability or retirement, including resignation upon, among other things, failure to reappoint the executive to his or her office, a material diminution of the executive’s duties or a breach of the agreement by the Bank, or if the executive voluntarily resigns his or her employment on or after a change in control of the Company or the Bank during the term of the agreement, then the Bank is obligated to pay to the executive a lump sum equal to three times the sum of the then current base salary and the highest rate of bonus awarded to the executive during the prior three years. If such amount is determined to constitute an “excess parachute payment,” the amount would be reduced so as not to trigger an excess parachute payment.

Under Mr. Nelson’s agreement, if the executive’s employment is terminated for any reason other than for cause, death, disability or retirement, including resignation upon, among other things, failure to reappoint the executive to his or her office, a material diminution of the executive’s duties or a breach of the agreement by the Bank, then the Bank is obligated to pay to the executive a lump sum equal to one time the executive’s then current base salary. If such amount is determined to constitute an “excess parachute payment,” the amount would be reduced so as not to trigger an excess parachute payment.

In the event of Mr. Gibson’s or Ms. Plummer’s disability for a period of six months, the Bank may terminate the agreement, provided that the Bank will be obligated to pay the executive his or her base salary for the remaining term of the agreement or one year, whichever is longer (provided such payments are reduced to the extent of any disability insurance payments). In the event of Mr. Gibson’s or Ms. Plummer’s death during the term of the agreement, the Bank will pay his or her base salary to the named beneficiaries for one year following the date of death.  Mr. Nelson’s agreement does not provide any disability or death benefits.  In the event an executive retires, he or she will be entitled to any vested benefits under any retirement plan of the Bank.

Each agreement provides that, following the termination of the executive’s employment as a result of which the Bank is paying the executive termination benefits (other than termination upon a change in control), the executive will not compete with the Bank for a period of one year in any city or county in which the Bank has an office or has filed an application for regulatory approval to establish an office.

Supplemental Executive Retirement Plan.  The Bank adopted The Bank of Greene County Supplemental Executive Retirement Plan (the “SERP”), effective as of July 1, 2010.  The SERP benefits certain key senior executives of the Bank who are selected by the Board to participate, including our Named Executive Officers, Donald E. Gibson, Michelle M. Plummer, and Stephen E. Nelson.   The SERP is intended to provide a benefit from the Bank upon retirement, death, disability or voluntary or involuntary termination of service (other than “for cause”).  Accordingly, the SERP obligates the Bank to make a contribution to each executive’s account on the first business day of each July and permits each executive to defer up to 50% of his or her base salary and 100% of his or her annual bonus to the SERP, subject to the requirements of Section 409A of the Internal Revenue Code.  In addition, the Bank may, but is not required to, make additional discretionary contributions to the executives’ accounts from time to time.  An executive becomes vested in the Bank’s contributions after 10 calendar years of service following the effective date of the SERP. In accordance with an amendment to the SERP, participants initially participating on or after June 21, 2016 shall be required to complete 10 years of service, measured from the participant’s initial date of participation in the SERP. However, the Executive will vest in the present value of his or her account in the event of death, disability or a change in control of the Bank or the Company.  In the event the executive is terminated involuntarily or resigns for good reason following a change in control, the present value of all remaining Bank contributions is accelerated and paid to the executive’s account, subject to potential reduction to avoid an excess parachute payment under Code Section 280G.  In the event of the executive’s death, disability or termination within two years after a change in control, executive’s account will be paid in a lump sum to the executive or his beneficiary, as applicable.  In the event executive is entitled to a benefit from the SERP due to retirement or other termination of employment, the benefit will be paid in 10 annual installments.

During fiscal year 2017, the Bank made contributions to the SERP of $145,000, $67,500 and $57,500 for Mr. Gibson, Ms. Plummer and Mr. Nelson, respectively.  Included in these amounts was $85,000 for Mr. Gibson, and $42,500 each for Ms. Plummer and Mr. Nelson, respectively, in additional discretionary contributions.

Defined Benefit Pension Plan.  Prior to April 2009, the Bank had participated in the Financial Institutions Retirement Fund, which is a qualified, tax-exempt multi-employer defined benefit plan (the “Retirement Plan”).  Effective April 2009, the Bank ceased its participation within the multi-employer plan and transferred the assets to a single-employer defined benefit pension plan (the “Retirement Plan”).  Benefits continue to be frozen at July 1, 2006 levels.  During fiscal 2006, the Board of Directors approved changes to the Retirement Plan.  Effective January 1, 2006, the Board of Directors of the Bank resolved to exclude from membership in the Retirement Plan employees hired on or after January 1, 2006 and elected to cease additional benefit accruals to existing Retirement Plan participants effective July 1, 2006.  Prior to the Retirement Plan freeze, all employees age 21 or older who worked at the Bank for a period of one year in which they had 1,000 or more hours of service were eligible for membership in the Retirement Plan.  Once eligible, an employee must have been credited with 1,000 or more hours of service with the Bank during the year in order to accrue benefits under the Retirement Plan.  Historically, the Bank annually contributed an amount to the Retirement Plan necessary to supplement full funding requirements in accordance with the Employee Retirement Income Security Act (“ERISA”).

The regular form of all retirement benefits (i.e., normal, early or disability) is a life annuity with a guaranteed term of 10 years.  For a married participant, the normal form of benefit is a joint and survivor annuity where, upon the participant’s death, the participant’s spouse is entitled to receive a benefit equal to the computed value of such unpaid installments paid in lump sum.  Either the member or beneficiary may elect to have this benefit paid in the form of installments.  Where death occurs prior to a member’s benefit commencement, in no event shall the death benefit be less than the amount payable under the lump sum settlement options.  An optional form of benefit may be selected instead of the normal form of benefits.  These optional forms include various annuity forms as well as a lump sum payment after age 55.   Benefits payable upon death may be made in a lump sum, installments over 10 years, or a lifetime annuity.

The normal retirement benefit payable at or after age 65, is an amount equal to 1.5% multiplied by years of benefit service (not to exceed 30) times average compensation based on the average of the five years providing the highest average.  A reduced benefit is payable upon retirement at age 55 at or after completion of five years of service.  A member is fully vested in his account upon completion of five or more years of employment or upon attaining normal retirement age.

As of June 30, 2017, Mr. Gibson had 19 years, Ms. Plummer had 7 years, and Mr. Nelson had 17 years of credited service (i.e., benefit service) under the Retirement Plan, frozen as of July 1, 2006.

Greene County Bancorp, Inc. 2011 Phantom Stock Option and Long Term Incentive Plan.  The Greene County Bancorp, Inc. 2011 Phantom Stock Option and Long Term Incentive Plan (the “Plan”) was adopted in 2011 to promote the long-term financial success of the Company and its subsidiaries by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s shareholders.  The Plan is intended to provide benefits to Mr. Gibson, Ms. Plummer and Mr. Nelson, and other employees of the Company or any subsidiary selected by the Committee.  Directors of the Company or any subsidiary are also eligible to participate in the Plan.  The Plan is administered by the Compensation Committee of the Board of Directors of the Company (“Committee”).   At June 30, 2017, the Plan had 3,600,000 options authorized, of which, 2,972,982 options had been granted to date.  A phantom stock option represents the right to receive a cash payment on the date the award vests equal to the positive difference between the strike price on the grant date and the adjusted book value of a share of the Company’s common stock on the determination date, which is the last day of the plan year that is the end of the third plan year after the grant date of the award, unless otherwise specified by the Committee.  The strike price will be the price established by the Committee, which will not be less than 100% of the book value of a share on a specified date, as determined under generally accepted accounting principles (GAAP) as of the last day of the quarter ending on or immediately preceding the valuation date with adjustments made, in the sole discretion of the Committee, to exclude accumulated other comprehensive income.  Unless the Committee determines otherwise, the required period of service for full vesting will be three years, subject to acceleration of vesting in the event of the participant’s death, disability, involuntary termination without cause or the occurrence of a second-step conversion or change in control.  In the event of separation of service (as defined in the Plan) for any reason other than disability, death or termination without cause, phantom stock options will be forfeited.  In the event of termination for cause, the phantom stock options granted to a participant will expire and be forfeited.  Upon separation of service due to disability, death or involuntary termination without cause, including resignation for “good reason” (as defined in the Plan), all phantom stock options will become fully vested and payment of the cash value of the phantom stock options will be made no later than 75 days after the participant’s separation of  service.  At the time of a consummation of a change in control or second-step conversion, the phantom stock options held by a participant will be deemed to have been fully earned.  The cash value of outstanding awards will be paid no later than 75 days after the change in control or second-step conversion.  In the event of a change in control, any performance measure attached to an award will be deemed satisfied as of the date of the change in control.  In the event of a change in control, the cash value of the phantom stock option will be determined by multiplying the book value of a share of Company common stock by the price-to-book value multiple of a share of the Company stock, where the price reflects the merger consideration per share, and then subtracting the strike price.

Under the Plan during the fiscal year ended June 30, 2017, the Company awarded 110,000; 75,000 and 65,000 phantom stock options to Mr. Gibson, Ms. Plummer and Mr. Nelson, respectively.  Directors are eligible to participate in the Plan and were awarded the following phantom stock options during fiscal 2017: Smith 20,000; Hogan 19,200 and the other directors, excluding Gibson and Plummer, were each awarded 18,000.  Other employees of the Company were also awarded in total 217,000 phantom stock options.  The strike price on the grant date was an adjusted book value of a share of the Company’s stock of $8.85.  These options will vest in three years at which time the participants will receive cash payment on the date the award vests equal to the positive difference between the strike price on the grant date and the adjusted book value of a share of the Company’s common stock on the determination date, which is the last day of the plan year, unless otherwise specified by the Committee.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of June 30, 2017 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2017
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michelle M. Plummer(1)	24,570	---	---	$6.25	08/18/2018	---	---	---	---

(1)
The equity awards were granted pursuant to the 2008 Equity Incentive Plan, which was approved by stockholders on July 29, 2008.  Please refer to the notes to Greene County Bancorp, Inc.’s consolidated financial statements note 10, Stock-Based Compensation.  All share data has been adjusted to reflect the 2-for-1 stock split, which was paid on March 15, 2016.

Equity Incentive Plan.  The Company has adopted and shareholders have approved the Greene County Bancorp, Inc. 2008 Equity Incentive Plan (the “2008 Option Plan”) to provide officers, employees and Directors of the Company and the Company’s affiliates, including the Bank, with additional incentives to promote the growth and performance of the Company.

The 2008 Option Plan authorizes the issuance of up to 360,000 shares (adjusted to reflect the 2-for-1 stock split effective March 15, 2016) of Company common stock pursuant to the exercise by award recipients of grants of incentive and non-statutory stock options, and stock appreciation rights.  Employees and outside Directors of the Company or its subsidiaries are eligible to receive awards under the 2008 Option Plan.  Neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or a stock appreciation right previously granted.

The 2008 Option Plan is designed so that stock options and stock appreciation rights will be considered performance-based compensation, whether or not such awards vest on the basis of satisfaction of specific performance measures.  It is expected that the grant of stock options and stock appreciation rights will be conditioned on the satisfaction of performance measures selected by the Committee from a list derived from the plan document.  If the vesting of an award under the 2008 Option Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then unless otherwise determined by the Committee and evidenced in an award agreement, the required period of service for full vesting shall not be less than three years for a participant, subject to acceleration in the event of death, disability, retirement, involuntary termination of employment or service following a change in control of the Company.

Equity Compensation Plans.  Other than our employee stock ownership plan, we do not have any equity compensation plans that were not approved by stockholders.  The following table sets forth information with respect to the Company’s equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price(1)	Number of Securities Remaining Available For Issuance Under Plan
Stock options 2008 Plan	37,770	$6.25	31,000

(1)	Reflects weighted average exercise price of stock options only. All share data has been adjusted to reflect the 2-for-1 stock split, which was paid on March 15, 2016.

Directors’ Compensation

The following table sets forth for the fiscal year ended June 30, 2017 certain information as to the total remuneration we paid to the Company’s Directors other than Mr. Gibson and Ms. Plummer.  Compensation paid to Mr. Gibson and Ms. Plummer for their services as a Directors are included in “Executive Compensation—Summary Compensation Table.”

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED JUNE 30, 2017
Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David H. Jenkins, DVM	$34,500	---	---	$34,700	---	---	$69,200
Paul Slutzky	$39,000	---	---	$34,700	---	---	$73,700
Martin C. Smith	$48,000	---	---	$39,600	---	---	$87,600
Peter W. Hogan, CPA	$45,000	---	---	---	---	---	$45,000
Charles H. Schaefer	$36,000	---	---	$34,700	---	---	$70,700
Jay Cahalan	$36,000	---	---	---	---	---	$36,000

(1)	Includes payout after three years of vesting under the Phantom Stock Option and Long Term Incentive Plan.

Directors’ Compensation

Directors of The Bank of Greene County (other than the Board, Audit and Compensation Committee Chairmen) receive an annual retainer of $36,000.  The Chairman of the Board receives an annual retainer of $48,000.  The Audit Committee Chairman receives an annual retainer of $45,000.  The Compensation Committee Chairman receives an annual retainer of $39,000.  No other separate compensation is currently paid to Directors for service on the Board of the Company.  Directors of the Bank and the Company who are also employees of the Bank or the Company do not receive Board fees.  For the fiscal year ended June 30, 2017, the Bank paid a total of $382,200 in Directors fees and Non-Equity Incentive Plan Compensation.

Transactions with Certain Related Persons

In the ordinary course of business, the Bank makes loans available to its Directors, officers and employees.  These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank.  Management believes that these loans neither involve more than the normal risk of collectability nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from making loans for their executive officers and directors.  There are several exceptions to this general prohibition, one of which is applicable to the Bank.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to the Company’s Directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

In accordance with the listing standards of the NASDAQ Stock Market, any transactions that would be required to be reported under this section of this proxy statement must be approved by the Company’s Audit Committee or another independent body of the Board of Directors.  In addition, any transaction with a Director is reviewed by and subject to approval of the members of the Board of Directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable as those that would be available to the Company from an unrelated party through an arms-length transaction.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has approved the engagement of Bonadio & Co, LLP to be the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018, subject to the ratification of the engagement by the Company’s stockholders.  At the Meeting, stockholders will consider and vote on the ratification of the engagement of Bonadio & Co, LLP for the Company’s fiscal year ending June 30, 2018.  A representative of Bonadio & Co, LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

Set forth below is certain information concerning aggregate fees billed by BDO USA, LLP (“BDO”) for professional services rendered during fiscal years 2017 and 2016.

Audit Fees.  During the fiscal years ended June 30, 2017 and 2016 the fees billed for professional services rendered by BDO for the audit of the Company’s annual consolidated financial statements, for the review of the Company’s Forms 10-Q and for services provided in connection with statutory and regulatory filings were $152,000 and $121,000, respectively.

Audit-Related Fees.  During the fiscal years ended June 30, 2017 and 2016, there were no additional audit related fees incurred.

Tax Fees.  During each of the fiscal years ended June 30, 2017 and 2016, there were $34,100 and $20,000, respectively, in fees billed to the Company for professional services by BDO for tax services.

All Other Fees.  During the years ended June 30, 2017 and 2016, there were no other fees billed to the Company by BDO.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  All of fees paid in the audit related, tax and all other categories were approved per the pre-approval policies.

In order to ratify the selection of Bonadio & Co, LLP as the independent registered public accounting firm for the 2018 fiscal year, the proposal must receive a majority of the votes cast “FOR” or “AGAINST”, either in person or by proxy, in favor of such ratification.

Audit Committee of the Board of Directors Recommendation

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BONADIO & CO, LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2018 FISCAL YEAR.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Chief Executive Officer and our two other most highly compensated executive officers (“named executive officers”) is described in “PROPOSAL 1—Election of Directors—Executive Compensation.” Shareholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our named executive officers.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the recently adopted changes to Section 14A of the Securities Exchange Act of 1934, we are providing the Company’s shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “PROPOSAL 1—Election of Directors—Executive Compensation” in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the 2017 Annual Meeting:

“RESOLVED, that the shareholders of Greene County Bancorp, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the “PROPOSAL 1—Election of Directors—Executive Compensation” section set forth in the Proxy Statement for this Annual Meeting.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Company and the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourage all shareholders to vote their shares on this matter.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3.  UNLESS OTHERWISE INSTRUCTED, VALIDLY EXECUTED PROXIES WILL BE VOTED “FOR” THIS RESOLUTION.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, P.O. Box 470, 302 Main Street, Catskill, New York 12414, no later than June 1, 2018. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.  The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than five days prior to the date of the annual meeting.  No other proposal shall be acted upon at the annual meeting.  A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

The date on which the next Annual Meeting of Stockholders is expected to be held is November 3, 2018.  Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2018 Annual Meeting of Stockholders must be made in writing and delivered to the Secretary of the Company no later than October 29, 2018.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, Directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2017 Annual Report to Stockholders has been mailed to all stockholders of record as of the Record Date.  Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company.  Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2017, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO SUSAN TIMAN, CORPORATE SECRETARY, GREENE COUNTY BANCORP, INC., P.O. BOX 470, 302 MAIN STREET, CATSKILL, NEW YORK 12414, OR CALL AT 518-943-2600.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Greene County Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders and the 2017 Annual Report to Stockholders, are each available on the internet at www.tbogc.com/proxymaterials.

BY ORDER OF THE BOARD OF DIRECTORS

Susan Timan
Corporate Secretary
Catskill, New York
September 28, 2017

REVOCABLE PROXY

GREENE COUNTY BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
November 4, 2017

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at Columbia – Greene Community College, 4400 Route 23, Hudson, New York, on Saturday, November 4, 2017, at 10:00 a.m., New York Time. The official proxy Committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	WITHHELD	FOR ALL EXCEPT
1.	The election as Directors of the nominees listed below each to serve for a three-year term.	☐	☐	☐

Martin C. Smith Peter W. Hogan

INSTRUCTION: To withhold your vote for one or more nominees, mark “For all Except” and write the name(s) of the nominee(s) on the line(s) below.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Bonadio & Co, LLP as the independent registered public accounting firm for the company for the fiscal year ending June 30, 2018.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.	☐	☐	☐

The Board of Directors recommends a vote “FOR” all the nominees listed and “FOR” Proposal 2 and Proposal 3.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated September 29, 2017, and audited consolidated financial statements.

Dated:	☐ Check Box if You Plan to Attend Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly
 in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

GREENE COUNTY BANCORP, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND THE 2017 ANNUAL REPORT TO STOCKHOLDERS, ARE EACH AVAILABLE ON THE INTERNET AT WWW.TBOGC.COM/PROXYMATERIALS.